DARLING INTERNATIONAL INC


                                  NEWS RELEASE


         Irving, Texas, April 20, 2001: Darling International Inc. (AMEX:DAR) announced today that Fleet Bank, which is the agent for the Lenders who are parties to a Credit Agreement with Darling, notified Darling on April 9, 2001 that an "Event of Default" had occurred under a section of the Credit Agreement (which appears to relate to Darling's solvency) and unilaterally limited a revolving credit commitment to $6.9 million less than the amount specified in the Credit Agreement while reserving the right to lend more, at the agent bank's discretion. Darling is confident that no Event of Default under the Credit Agreement in fact occurred (including any default relating to solvency).

         Discussions with the Lenders have been ongoing but Darling has not been successful in causing the Lenders to rescind such purported default notice. Darling believes that it should be able to continue to operate its business even with this reduced credit availability unless the wrongful assertion of a default causes injury to Darling which requires credit from the Lenders in excess of the arbitrarily imposed limit. Darling is unable to predict whether the Lenders would lend additional funds to Darling if Darling requires funds in excess of the arbitrarily imposed limit.

         Darling has engaged The Blackstone Group, L.P. to advise Darling in connection with analyzing, structuring and effecting a restructuring of the Credit Agreement.

         Although Darling hopes that it will be able to successfully restructure its obligations under the Credit Agreement, there can be no assurance that this will occur. The Credit Agreement matures on June 30, 2001.


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FOR MORE INFORMATION CONTACT:
  John O. Muse, Executive Vice President of            251 O'Connor Ridge Blvd.,
   Finance and Administration, or                                      Suite 300
  Brad Phillips, Treasurer                                  Irving, Texas  75038
                                                            Phone:  972-717-0300

DARLING INTERNATIONAL INC.

                                               News Release
                                               April 20, 2001
                                               Page 2


         Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats and meat and bone meal. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world.

         { This media release contains forward-looking statements regarding the business operations of Darling. These statements are identified by words such as "may," "will," "expect," "believe," "intend," "anticipate," "estimate," continue," and other words referring to events to occur in the future. These statements reflect Darling's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties, including business and economic conditions in its existing markets. Other risks and uncertainties regarding Darling, the industry in which it operates and the implementation of its business strategy are described in Darling's Form 10-Qs, the most recent filed November 14, 2000; Form 10-K filed March 30, 2001; and Darling's Proxy Statement filed April 20, 2001. Darling undertakes no obligation to update any forward-looking statements made in this media release. }

                                     - END -



--------------------------------------------------------------------------------
FOR MORE INFORMATION CONTACT:
  John O. Muse, Executive Vice President of            251 O'Connor Ridge Blvd.,
   Finance and Administration, or                                      Suite 300
  Brad Phillips, Treasurer                                  Irving, Texas  75038
                                                            Phone:  972-717-0300